SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2007

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2007, Micronetics, Inc. (the “Company”) entered into an Employment Agreement with David Robbins, its President and Chief Executive Officer (the “Employment Agreement”). A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Employment Agreement, Mr. Robbins will receive an annual base salary of $200,000 and will be eligible to receive employee benefits available to the Company’s employees as well as benefits available to other officers of the Company. In addition, Mr. Robbins will receive an annual cash bonus in an amount equal to the sum of (i) 3% of the Company’s income before taxes for the applicable fiscal year, plus (ii) 5% of the excess (if any) of the Company’s income before taxes for the current fiscal year over the Company’s income before taxes for the immediately preceding fiscal year.

If Mr. Robbins’ employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the Employment Agreement), the Company must pay Mr. Robbins a lump sum severance payment equal to (i) six months of his base salary, (ii) the cash bonus for the current fiscal year, pro-rated for the portion of the fiscal year for which Mr. Robbins was employed by the Company, and (iii) an additional bonus calculated as set forth above for the six-month period ending on the last day of the calendar month immediately preceding the date of termination. In addition, for a period of six months from the date of such termination of employment the Company must continue to provide Mr. Robbins with the employee benefits then in effect for officers of the Company.

The Employment Agreement contains customary provisions regarding the protection of the Company’s confidential information and assignment of intellectual property to the Company. Pursuant to the terms of the Employment Agreement, Mr. Robbins covenants not to compete with the Company during the term of his employment with the Company and for a period of one year from the date of termination of his employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is incorporated herein by reference to Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above for a description of the material terms of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of July 16, 2007, between Micronetics, Inc. and David Robbins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

	By:	/s/ Diane Bourque
Diane Bourque
Chief Financial Officer

Date: July 18, 2007